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                                                                   EXHIBIT 10.16


                                                            EXECUTION COPY


                             TERMINATION AGREEMENT
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     TERMINATION AGREEMENT (this "Agreement"), dated as of October 24, 1997 (the
"Termination Date"), by and between Robert B. Sheh (the "Executive" ) and Air & Water Technologies Corporation, a Delaware corporation (the "Company").

          WHEREAS, the Executive has been employed by the Company pursuant to an employment agreement, dated as of November 7, 1996 (the "Employment Agreement"); and

          WHEREAS, the employment of the Executive terminated effective as of the Termination Date; and

          WHEREAS, the Executive and the Company desire to set forth their agreement as to the amounts to which Executive is entitled in connection with the termination of Executive's employment and certain related matters;

          NOW, THEREFORE, in consideration of the promises and of the release, representations, covenants and obligations herein contained, the parties hereto agree as follows;

1.   Termination of Employment Agreement;
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          Resignation as Director.
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          (a)  The Executive and the Company hereby agree that the Employment
Term (as defined in the Employment Agreement) and the Employment Agreement terminated effective as of the Termination Date and, except as set forth herein, the Employment Agreement shall have no further force and effect.

          (b) Executive hereby resigns as a director of the Company, effective as of the Termination Date.

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     2.   Noncompetition; Confidentiality; Specific Performance
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               The provisions of Sections 10 and 1l of the Employment Agreement shall continue in full force and effect during the respective time periods set forth therein, and the rights of the Company set forth in Section 12 of the Employment Agreement shall continue in full force and effect

     3.   Contract Payments
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          (a)  In connection with the termination of Executive's employment, the
Company shall pay or shall cause to be paid to the Executive the following amounts:

          i) The Company shall pay to the Executive (or his estate, heirs and personal representative should the Executive die or become legally incompetent) an aggregate of $800,000, one-half of such amount (i.e. $400,000) to be payable on the seventh business
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     day following the date of execution of this Agreement, and the remainder of such amount to be payable in two equal installments of $200,000, payable on the first and second anniversaries of the Termination Date, provided that the Executive has complied with the provisions of Section 10 and 11 of the Employment Agreement; and

          (ii) The Company shall pay to the Executive on the seventh business day following the date of execution of this Agreement additional amounts actually incurred by Executive in relocating from California to New Jersey (against documented expenses), provided that, such reimbursement shall not exceed the difference between his $100,000 relocation allowance provided for in the Employment Agreement and any amounts paid to Executive to date pursuant thereto; and $23,076.92 (representing accrued but unpaid vacation).

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          (b)  All of the foregoing payments and benefits shall be subject to any applicable federal, state and local tax withholding.

          (c) It is understood and agreed that the Executive shall receive no bonus payments with respect to his employment up to and including the Termination Date.

          (d) Executive shall be reimbursed for previously unreimbursed business expenses incurred through the Termination Date which are (i) reasonable in amount and (ii) substantiated by appropriate documentation.

     4.   Return of Company Property. Executive shall return on the first
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business day following execution of this Agreement, all equipment purchased by the Company for his use, including without limitation, the following: car, and other office equipment, telephones, etc.

     5.  Arbitration: Notices.
         --------------------

         (a) Any and all claims arising out of or relating to this Agreement shall be settled by arbitration in the manner set forth in Section 13 of the Employment Agreement

          (b) For the purposes of this Agreement, notices, demands and all other communications required or permitted in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address set forth in the final page of this Agreement and, if to the Company, as follows:

          Air & Water Technologies Corporation
          P.O. Box 1500
          Somerville, New Jersey 08876

          Attn:  General Counsel

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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     6.   Validity. The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; provided, however, that if any one or more of the terms incorporated in
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Section 2 of this Agreement by reference to Section 10 of the Employment
Agreement shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall not be deleted but shall be reformed and construed in a manner to enable it to be enforced to the extent compatible with applicable law.

     7.   Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     8.   Governing Law. The validity, interpretation construction and
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performance of this Agreement shall be governed by the laws of the State of New
Jersey without regard to principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                   AIR & WATER TECHNOLOGIES CORPORATION


                                   By:  /s/  Douglas A. Satzger
                                      -------------------------
                                        Name:  Douglas A. Satzger
                                        Title: Senior Vice President

Agreed and Accepted:


/s/  Robert B. Sheh
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Robert B. Sheh

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Address

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